                                                                      Exhibit 21

                               Avista Corporation

                           SUBSIDIARIES OF REGISTRANT



       Subsidiary                                         State of Incorporation
       ----------                                         ----------------------
    Altus Corporation                                            Nevada

    Avista Capital, Inc.                                         Washington

    Avista Advantage, Inc.                                       Washington

    Avista Communications, Inc.                                  Washington

    Avista Development, Inc.                                     Washington

    Avista Energy, Inc.                                          Washington

    Avista Fiber, Inc.                                           Washington

    Avista International, Inc.                                   Washington

    Avista Laboratories, Inc.                                    Washington

    Avista Power, Inc.                                           Washington

    Avista Services, Inc.                                        Washington

    Pentzer Corporation                                          Washington

    WWP Receivables Corp.                                        Washington